                                                      Registration No. 333-26217



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                        ------------------------------
                        Post Effective Amendment No. 1
                                      TO
                                   FORM S-4


                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        ------------------------------

                         THE COLONIAL BANCGROUP, INC.


            (Exact name of Registrant as specified in its charter)

       Delaware                             6711                                      63-0661573
(State of Incorporation)        (Primary Standard Industrial)             (I.R.S. Employer Identification No.)
                                  Classification Code Number)


   One Commerce Street, Suite 800                                                    (334) 240-5000
      Montgomery, Alabama  36104                                                    (Telephone No.)
(Address of principal executive offices)

                        ------------------------------



                              W. Flake Oakley, IV
                                   Secretary
                             Post Office Box 1108
                           Montgomery, Alabama 36101
                    (Name and address of agent for service)

                                  Copies to:

                          Michael D. Waters, Esquire
                        Miller, Hamilton, Snider & Odom
                        One Commerce Street, Suite 802
                          Montgomery, Alabama  36104


   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]

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        The Colonial BancGroup, Inc. ("BancGroup") registered 1,136,703 shares of its Common Stock on Form S-4, registration no. 333-26217, pursuant to the acquisition of Great Southern Bancorp ("Great Southern"), a Florida corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of options of Great Southern following the merger. Such registration was declared effective on May 9, 1997.

        A total of 927,811 shares were issued in the merger on July 1, 1997. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes
208,892 shares from registration, which represents the number of shares registered less the number of shares issued in the merger.

                                  SIGNATURE


        Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 25th day of July, 1997.

                                         THE COLONIAL BANCGROUP, INC.




                                         By:  /s/ W. Flake Oakley, IV
                                            ----------------------------
                                            W. Flake Oakley, IV
                                            Chief Financial Officer and
                                            Duly authorized agent for
                                            service